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                                                                     EXHIBIT 5.1


                                November 30, 1999


Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan 49734

         RE:      BIG BUCK BREWERY & STEAKHOUSE, INC.
                  REGISTRATION STATEMENT ON FORM S-8
                  1999 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 200,000 shares of Common Stock to be issued under Big Buck Brewery & Steakhouse, Inc. 1999 Employee Stock Purchase Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                             Very truly yours,

                                             BRIGGS AND MORGAN,
                                             Professional Association


                                             By: /s/ Christopher C. Cleveland
                                                 -------------------------------
                                                     Christopher C. Cleveland